Exhibit 8 (E)


                         National Life Insurance Company


                                Power of Attorney




         The undersigned hereby appoints Patrick E. Welch and Rodney A. Buck, or either of them, his attorney-in-fact to execute in his name, and on his behalf, the Sentinel Benefit Provider flexible premium variable universal life registration statement on Form S-6, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.






         /S/ THOMAS H. MACLEAY
         ---------------------
              Thomas H. MacLeay